KPMG AUDIT PLC             Tel +44 (0) 20 7311 1000
                            TRANSACTION SERVICES       Fax +44 (0) 20 7311 3311
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                            London E14 5AG
                            United Kingdom



The Directors
Permanent Financing (No. 7) PLC
Blackwell House
Guildhall Yard                                          Our ref  jdd/lg/263
London
EC2V 5AE                                                Contact  Jacquie Driver
                                                                 020 7311 5077

4 March 2005



Dear Sirs

PROPOSED ISSUE OF NOTES BY PERMANENT FINANCING (NO. 7) PLC

We consent to the use in the Registration Statement of Permanent Financing (No.
7) PLC and Permanent Funding (No. 1) Limited on Form S-11, filed on 4 March 2005, of our report on Permanent Financing (No. 7) PLC dated 4 March 2005 and our report on Permanent Funding (No. 1) Limited dated 4 March 2005 appearing in the preliminary prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts" in the preliminary prospectus dated 4 March 2005.

We attach as Appendix P1 a copy of the preliminary prospectus initialled by us for the purpose of identification.

Yours faithfully

/S/ KPMG Audit Plc

KPMG Audit Plc





KPMG Audit Plc, a company incorporated under the UK               Registered in England No 3110745
Companies Acts, is a member of KPMG International, a              Registered office: 8 Salisbury Square, London EC4Y 8BB
Swiss cooperative
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